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Exhibit 99.1

Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances
Relating to Exchange Act Filings

I, Randall W. Larrimore, President and Chief Executive Officer of United Stationers Inc., state and attest that:

  (1)
  To the best of my knowledge, based upon a review of the covered reports of United Stationers Inc., and except as corrected or supplemented in a subsequent covered report:

  •
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  •
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

  (2)
  I have reviewed the contents of this statement with the Company's audit committee.

  (3)
  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  •
  the Annual Report on Form 10-K of United Stationers Inc. for the year ended December 31, 2001, filed with the Commission on April 1, 2002;

  •
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of United Stationers Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  •
  any amendments to any of the foregoing.

/s/ RANDALL W. LARRIMORE Randall W. Larrimore August 13, 2002
Subscribed and sworn to before me this 13th day of August 2002. /s/ ROBERTA M. BERGER Notary Public My Commission Expires: 8/8/05

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  Exhibit 99.1
Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings